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                                                                      EXHIBIT 21
                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                             LIST OF SUBSIDIARIES
                             --------------------

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
 . Captain Crab's Take-Away of 79th Street, Inc.                         . Landry's Seafood House - Lafayette, Inc.
 . Crab Addison, Inc.                                                    . Landry's Seafood House - Little Rock, Inc.
 . Crab House, Inc.                                                      . Landry's Seafood House - Maryland, Inc.
 . Cryo Realty, Corp.                                                    . Landry's Seafood House - Memphis, Inc.
 . CryoTech Industries of North Carolina, Inc.                           . Landry's Seafood House - Michigan, Inc.
 . Joe's Crab Shack - San Diego, Inc.                                    . Landry's Seafood House - Missouri, Inc.
 . Landry's Crab Shack, Inc.                                             . Landry's Seafood House - Nevada, Inc.
 . Landry's Development, Inc.                                            . Landry's Seafood House - New Mexico, Inc.
  (formerly Dios Construction)                                          . Landry's Seafood House - New Orleans, Inc.
 . Landry's G.P., Inc.                                                   . Landry's Seafood House - North Carolina, Inc.
 . Landry's Limited, Inc.                                                . Landry's Seafood House - Ohio, Inc.
 . Landry's Trademark, Inc.                                              . Landry's Seafood House - Oklahoma, Inc.
 . Landry's Management, L.P.                                             . Landry's Seafood House - San Luis, Inc.
 . Landry's Private Club - Mesquite, Inc.                                . Landry's Seafood House - South Carolina, Inc.
 . Landry's Private Club - Plano, Inc.                                   . Landry's Seafood House - Virginia, Inc.
 . Landry's Seafood House - Addison, Inc.                                . Landry's Seafood Inn & Oyster Bar, Inc.
 . Landry's Seafood House - Alabama, Inc.                                . Landry's Seafood Inn & Oyster Bar - Galveston, Inc.
 . Landry's Seafood House - Arizona, Inc.                                . Landry's Seafood Inn & Oyster Bar - Kemah, Inc.
 . Landry's Seafood House - Arlington, Inc.                              . Landry's Seafood Inn & Oyster Bar - San Antonio, Inc.
 . Landry's Seafood House - Austin, Inc.                                 . Landry's Seafood Inn & Oyster Bar - Sugar Creek, Inc.
 . Landry's Seafood House - Biloxi, Inc.                                 . Landry's Seafood & Steak House - Corpus Christi, Inc.
 . Landry's Seafood House - Colorado, Inc.                               . LSRI Holdings, Inc.
 . Landry's Seafood House - Florida, Inc.                                . Summit Seafood Supply, Inc.
 . Landry's Seafood House - Georgia, Inc.                                . Take-Away/King Shopping Plaza, Inc.
 . Landry's Seafood House - Illinois, Inc.                               . West End Seafood, Inc.
 . Landry's Seafood House - Indiana, Inc.                                . Willie G's Galveston, Inc.
 . Landry's Seafood House - Kansas, Inc.                                 . Willie G's Post Oak, Inc.
 . Landry's Seafood House - Kentucky, Inc.
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